                                AGENCY AGREEMENT


__________  ____, 1998



Mr. Kevin S. Miller, President
Global Financial Group, Inc.
100 Washington Avenue South, Suite 1319
Minneapolis, MN  55401

Gentlemen:

        Physical Spa & Fitness Inc. ("Company"), a Delaware corporation and Robert Alvarez, 2618 Southwest 23 Terrace, Suite 202, Ft. Lauderdale, FL 33312 ("Selling Shareholder"), propose to issue and sell through you ("Agent") 375,000 and 67,000, shares respectively of the Company's $0.001 par value common stock for $4.00 per share ("Shares"). The offering of the Shares is further described in the Registration Statement ("Registration Statement") filed on Form SB-2 with the United States Securities and Exchange Commission ("Commission").

        1.     REPRESENTATIONS AND WARRANTIES.

               BY THE COMPANY. In order to induce the Agent to enter into this Agreement, the Company represents and warrants as follows:

               a) The Company has filed a Registration Statement (No. 333-38697) on Form SB-2 relating to the Shares with the Commission pursuant to the Securities Act of 1933 ("Act"), as amended, and the Registration Statement was declared effective on ________________, 1998. The Company has furnished to the Agent and to its legal counsel two signed and ten conformed copies of the Registration Statement together with all amendments and exhibits. As used in this Agreement, the term "Registration Statement" means the Registration Statement, including the Prospectus, the exhibits and the financial statements and all amendments including any amendments after the effective date of the Registration Statement. The term "Prospectus" means the Prospectus filed as a part of
        Part II of the Registration Statement, including all pre-effective and post-effective amendments and supplements thereto.

               b) The Registration Statement and all other documents previously filed or filed after the date hereof with the Commission conform and will conform with all of the requirements of the Act in all material respects. Neither the Registration Statement, the Prospectus nor the other material filed or to be filed with the Commission contains nor will contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading, except that this warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to you, or any dealer through you, expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

               c) The Company has obtained a CUSIP number for its common stock and the Company has used its best efforts to qualify the Shares for offering in every state reasonably designated by the Agent. The materials previously filed or filed after the date hereof with any state do not and will not contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading.

               d) The outstanding capital stock of the Company has been duly and validly authorized, issued and is fully paid and non-assessable and conforms to all statements made in the Registration Statement and Prospectus with respect thereto. The Shares, Warrants (as defined in paragraph 6 hereof) have been duly and validly authorized and, when issued and delivered against payment as provided in this Agreement, will be validly issued, fully paid and non-assessable. The Shares and Warrant Shares, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. The Warrants, when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with their terms. A sufficient number of shares of common stock have been reserved for issuance upon exercise of the Warrants. The Shares, Warrant Shares and Warrants will conform to all statements in the Registration Statement and Prospectus. Upon delivery of and payment for the Warrants to be sold by the Company as set forth in this Agreement, the Agent and its designees will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims except those created by, through or under the Agent and except restrictions on transfer arising under federal and state securities laws and their rules and regulations. The Company will have on the Effective Date (as defined in paragraph 1.h) hereof) of the Registration Statement and at the time of delivery of such Warrants full legal right and power and all authorization and approval required by law to sell, transfer and deliver such Warrants in the manner provided hereunder.

               e) The Company has been legally incorporated and is now, and always during the period of the offering will be, a validly existing corporation under the laws of the State of Delaware, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct. The Company will always during the period of the offering be qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business requires such qualification.

               f) The Company has an authorized capitalization of 100,000,000 shares of common stock ($0.001 par value) and 10,000,000 shares of Preferred Stock ($0.001 par value). If the Shares are sold, the Shares will represent at least ____% of the Company's shares of common stock outstanding after the public offering. Common stock underlying outstanding options and warrants except options issued pursuant to the Company's Incentive Stock Option Plan described in paragraph 1.g) and except the Warrants will be deemed to be outstanding for purposes of determining the number of shares of the Company's common stock outstanding after the public offering. There are no outstanding options, warrants or other rights to purchase securities of the Company, however characterized, held in its treasury. With respect to the offer to sell, sale, offer to purchase or purchase of any of its securities, the Company has not made any intentional or reckless violations of the anti-fraud provisions of the federal securities laws, rules or regulations promulgated thereunder or the laws, rules or regulations of any jurisdiction wherein such securities transactions or solicitations occurred.

               g) The Board of Directors of the Company and the shareholders of the Company have adopted an Incentive Stock Option Plan designed to qualify under Section 422A of the Internal Revenue Code. the Incentive Stock Option Plan relates to ______________ shares of the Company's Common Stock and any options granted pursuant thereto that are outstanding on the date hereof and that will be outstanding on the closing of the offering of the Shares will have an exercise price of at least $______ per share.

               h) During the period of the offering of the Shares and for one
        (1) year from the date the Commission declares the Registration Statement to be effective ("Effective Date"), the Company will not sell any securities (except options issued pursuant to the Company's Incentive Stock Option Plan, except any shares issued upon the exercise of such options, except any shares issued upon the exercise of any other options or warrants outstanding on the Effective Date and except the Warrants) without the Agent's prior written consent, which will not be unreasonably withheld.

               i) The Company has caused each of its officers and directors and has used its best efforts to cause each of its other shareholders to enter into an agreement with the Agent pursuant to the terms of which each such person has agreed not to sell any shares owned directly or indirectly by such person for a period of eighteen (18) months from the Effective Date of the Registration Statement without the Agent's prior written consent, which will not be unreasonably withheld. The Company has obtained such an agreement from shareholders owning at least ________% of the Company's outstanding common stock and no more than two
        (2) shareholders have refused to sign such an agreement.

               j) The Company has no subsidiaries nor contemplates acquiring subsidiaries or engaging in mergers with or the acquisition of any companies.

               k) The financial statements, together with related schedules and notes, included in the Registration Statement and Prospectus present fairly the financial condition of the Company and are reported upon by independent public accountants according to generally accepted accounting principles and as required by the rules and regulations of the Commission.

               l) Except as disclosed in the Registration Statement and the Prospectus, the Company does not have any contingent liabilities, obligations or claims nor has it received threats of claims or regulatory action. Further, except as disclosed in the Registration Statement and the Prospectus, subsequent to the date information is given in the Registration Statement and definitive Prospectus, and prior to the close of the offering: (i) there shall not be any material adverse change in the management or condition, financial or otherwise, of the Company or in its business taken as a whole; (ii) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (iii) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the Registration Statement and the Prospectus; (iv) there shall not have been nor will there be any change in the capital or long-term debt (except current payments) of the Company; and (v) the Company has not and will not have paid or declared any dividends or other distributions on its common shares.

               m) The Company's securities, however characterized, are not subject to preemptive rights.

               n) The Company will have the legal right and authority to enter into this Underwriting Agreement upon its execution, to effect the proposed sale of the Shares, to execute the Warrants and to effect all other transactions contemplated by this Agreement.

               o) The Company knows of no person who rendered any services in connection with the introduction of the Company to the Agent. No broker's or other finder's fees are due and payable by the Company and none will be paid by it.

               p) The Company is eligible to use Form SB-2 for the offering of the Shares.

               q) The Company and its affiliates are not currently offering any securities nor has the Company or its affiliates offered or sold any securities except as required to be described in the Registration Statement.

               r) The Company will not file any amendment or supplement to the Registration Statement, Prospectus or exhibits if the Agent and its counsel have not been previously furnished a copy, or if the Agent or its counsel have objected in writing to the filing of the amendment or supplement.

               s) The Company possesses adequate certificates or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business and to retain possession of its properties. The Company has not received any notice of any proceeding relating to the revocation or modification of any of these certificates or permits.

               t) The Company has filed all tax returns required to be filed and is not in default in the payment of any taxes which have become due pursuant to any law or any assessment.

               u) The Company has marketable title to all properties including intellectual properties described in the Registration Statement as owned by it. The properties are free and clear of all liens, charges, encumbrances or restrictions, however characterized, except as described in the Registration Statement. All of the contracts, leases, subleases, patents, copyrights, licenses and agreements, however characterized, under which the Company holds its properties as described in the Registration Statement are in full force and effect. The Company is not in default under any of the material terms or provisions of any contracts, leases, subleases, patents, copyrights, licenses or agreements under which the Company holds its properties. There are no known claims against the Company concerning the Company's rights under the leases, subleases, patents, copyrights, licenses and agreements and concerning its right to continued possession of its properties.

               v) All original documents and other information relating to the Company's affairs has and will continue to be made available upon request to the Agent and to its counsel at the Agent's office or at the office of the Agent's counsel and copies of any such documents will be furnished upon request to the Agent and to its counsel. Included within the documents made available have been at least the Articles of Incorporation and any Amendments, Minutes of all of the meetings of the Incorporators, Directors and Shareholders, all financial statements and copies of all contracts, leases, patents, copyrights, licenses or agreements to which the Company is a party or in which the Company has an interest.

               w) The Company has appointed Union Stock Transfer, 13275 East Fremont Place, Suite 302, Englewood, Colorado 80112-3917, as the Company's transfer agent. The Company will continue to retain a transfer agent reasonably satisfactory to the Agent for so long as the Company is subject to the reporting requirements under Section 12(g) or Section 15(d) of the Securities Exchange Act of 1934 and so long as the Agent is a principal market-maker in shares of the Company's common stock. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's common stock certificates as may be needed for the quick and efficient transfer of the Shares.

               x) The Company will use the proceeds from the sale of the Shares as set forth in the Registration Statement and Prospectus.

               y) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

               z) The Company is not in material default under any of the contracts, leases, licenses or agreements to which it is a party. The proposed offering of the Shares will not cause the Company to become in material default under any of its contracts, leases, subleases, patents, copyrights, licenses or agreements nor will it create a conflict between the Company and any of the contracting parties to the contracts, leases and other agreements. Further, the Company is not in material default in the performance of any obligation, agreement or condition contained in any debenture or loan agreement of the Company. The execution and delivery of this Agreement will not conflict with or result in a breach of any of the material terms, conditions or provisions of, or constitute a material default under, the Articles of Incorporation or By-Laws of the Company, as amended, or any note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act, under the Blue Sky or securities laws of any state or jurisdiction, or the rules of the NASD (as defined in paragraph 2.a) hereof).

                      There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or its rules and regulations which have not been so filed. Each contract to which the Company is a party has been duly and validly executed, is in full force and effect in all material respects in accordance with its respective terms, and no contracts have been assigned by the Company, except as disclosed in the Registration Statement and Prospectus. The Company knows of no present situation, condition or fact which would prevent compliance with the terms of such contracts. Except for amendments or modifications of contracts in the ordinary course of business and except as disclosed in the Registration Statement and Prospectus, the Company has no intention of exercising any right which would cancel any of its obligations under any contract, and has no knowledge that any other party to any contract, in which the Company has an interest, has any intention not to render full performance under such contract.

               aa) The Company has not made any representation, whether oral or in writing, to anyone, whether an existing shareholder or not, that any of the Shares will be reserved for or directed to them during the proposed public offering.

               bb) The Company has caused each of its current shareholders to agree in writing with respect to shares acquired by them prior to the Effective Date that they have acquired the shares for investment purposes only and they acknowledge that they hold "restricted securities" as defined in Rule 144.

               cc) Except as disclosed in the Registration Statement and Prospectus, there is and prior to the close of the offering of the Shares to the public there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending, or to the knowledge of the Company, threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially affect the properties or assets of the Company.

               BY THE SELLING SHAREHOLDER. In order to induce the Agent to enter into this Agreement, the Selling Shareholder represents and warrants as follows:

               a) Ownership of and Title to Shares. The Selling Shareholder is now the lawful owner of the Shares, to be sold by the Selling Shareholder pursuant to this Agreement, and at the time of delivery such Selling Shareholder will be the lawful owner of the Shares to be sold by the Selling Shareholder pursuant to his Agreement. The Selling Shareholder now has, and at the time of delivery will have, good and marketable title to the Shares, free and clear of all liens, encumbrances, equities, and claims whatsoever. The Selling Shareholder now has, and at the time of delivery will have, full legal right and power to execute, deliver and perform this Agreement, and upon execution and delivery hereof, this Agreement will constitute the legal, valid and binding agreement of the Selling Shareholder enforceable against each in accordance with its terms. The Selling Shareholder now has, and at the time of delivery will have, full legal right and power to sell, transfer and deliver the Shares in the manner provided in this Agreement, and, upon delivery of, and payment for, the Shares pursuant to this Agreement, purchasers from Seller Shareholder will acquire good and marketable title to the Shares, free and clear of all liens, encumbrances, equities, and claims whatsoever. The Shares at the time of delivery thereof will be duly authorized, validly issued and outstanding and fully paid and nonassessable, with no personal liability attaching to them.

               b) Stabilization. The Selling Shareholder has not, and at all times up to and at the Date of Purchase will not have, taken, directly or indirectly, any action designed to constitute, or which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security issued by the Company to facilitate the sale or resale of any of the Shares.

               c) Accuracy of Registration Statement. The parts of the Registration Statement and Prospectus that relate to the Selling Shareholder (or any amendments or supplements) will not contain any untrue statement of a material fact or omit to state any materials fact required to be stated in the documents or necessary to make the statements in them not misleading.

               d) Representations and Warranties of Company. The Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in paragraph 1 of this Agreement are not true and correct, and is familiar with the Registration Statement and has no knowledge of any material fact, condition or information no disclosed in the Prospectus that has adversely affected, or may adversely affect, the business of the Company or any of its subsidiaries. The sale of the Shares to be sold by the Selling Shareholder pursuant to this Agreement is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus.

               e) Power of Attorney. The Selling Shareholder has signed an agreement and Power of Attorney (the "Selling Shareholder's Agreement") naming the Company as his or her attorney-in-fact (and by the execution by it of this Agreement on behalf of the Selling Shareholders, the attorney-in-fact represents and warrants that it has been duly appointed as attorney-in-fact by the Selling Shareholders) for the purpose of entering into and carrying out this Agreement. In this connection, Selling Shareholder further represents, warrants and agrees that the Selling Shareholder has deposited in custody, under the Selling Shareholder's Agreement with the attorney-in-fact, as custodian, certificates in negotiable form for, or warrants accompanied by duly executed instruments sufficient to exercise the warrants to purchase, the Shares to be sold by the Selling Shareholder under this Agreement for the purpose of further delivery pursuant to this Agreement. The Selling Shareholder agrees that the Shares to be sold by the Selling Shareholder, represented by the certificates on deposit with the Company are subject to the interest of purchasers from the public, that the arrangements made for custody are to that extent irrevocable, and that the obligations of the Selling Shareholder under the Agreement will not be terminated, except as provided in this Agreement or in the Selling Shareholder's Agreement, by any act of the Selling Shareholder or by operation of law, whether by the death or incapacity of the Selling Shareholder or the occurrence of any other event. If the Selling Shareholder dies or becomes incapacitated, or if any other event occurs before the delivery of the Shares hereunder, certificates for the Shares, or the warrants to purchase those Shares deposited with the attorney-in-fact will be delivered by the attorney-in-fact in accordance with the terms and conditions of this Agreement as if the death or incapacity or other event had not occurred regardless of whether the attorney-in-fact has received notice of the death, incapacity or event.

               All of the above representations and warranties shall survive the performance or termination of this Agreement.

        2. REPRESENTATIONS AND WARRANTIES OF THE AGENT. The Agent represents and warrants as follows:

               a) It is registered as a broker-dealer with the Commission, in good standing with the Minnesota Division of Securities and is registered, to the extent registration is required, with the appropriate governmental agency in each state in which it offers or sells the shares and is a member of the National Association of Securities Dealers, Inc. ("NASD") and will use its best efforts to maintain such registrations, qualifications and memberships throughout the term of the offering.

               b) To the knowledge of the Agent, no action or proceeding is pending against the Agent or any of its officers or directors concerning the Agent's activities as a broker or dealer that would affect the Company's offering of the Shares.

               c) The Agent will offer the Shares only in those states and in the quantities that are identified in the Blue Sky Memorandum from the Company's counsel to the Agent that the offering of the Shares has been qualified for sale under the applicable state statutes and regulations. The Agent, however, may offer the Shares in other states if (i) the transaction is exempt from the registration requirements in that state,
        (ii) the Company's counsel has received notice ten (10) days prior to the proposed sale, and (iii) the Company's counsel does not object within said 10-day period.

               d) The Agent, in connection with the offer and sale of the Shares and in the performance of its duties and obligations under this Agreement, agrees to use its best efforts to comply with all applicable federal laws; the laws of the states or other jurisdictions in which the Shares are offered and sold; and the rules and regulations of the NASD.

               e) The Agent is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

               f) This Agreement has been duly authorized, executed and delivered by the Agent and is a valid agreement on the part of the Agent.

               g) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Agent or any indenture, agreement or other instrument to which the Agent is a party or violate any order directed to the Agent of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Agent or its affiliates.

               h) The Agent knows of no person who rendered any services in connection with the introduction of the Company to the Agent. No person acting by, through or under the Agent will be entitled to receive from the Agent or from the Company any finder's fees or similar payments.

               i) The written information provided by the Agent for inclusion in the Registration Statement and Prospectus consists of certain information on the front and back Prospectus cover pages, and that set forth under "Underwriting" in the Prospectus.

               j) The Agent will, reasonably promptly after the closing date, supply the Company with all information required from the Agent for the completion of Form SR and such additional information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Shares have been qualified for sale.

               All of the above representations and warranties shall survive the performance or termination of this Agreement.

        3. EMPLOYMENT OF THE AGENT. In reliance upon the representations and warranties and subject to the terms and conditions of this Agreement:

               a) The Company and Selling Shareholder employ the Agent as their exclusive agent to sell for the Company's account the Shares, on a cash basis only, at a price of $4.00 per Share. The Agent agrees to use its best efforts, as agent for the Company and Selling Shareholder, to sell the Shares subject to the terms and conditions set forth in this Agreement. It is understood between the parties that there is no firm commitment by the Agent to purchase any or all of the Shares.

               b) The obligation of the Agent to offer the Shares is subject to receipt by it of written advice from the Commission that the Registration Statement is effective, is subject to the Shares being qualified for offering under applicable laws in the states as may be reasonably designated by the Agent, is subject to the absence of any prohibitory action by any governmental body, agency or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement covering the offering to which this Agreement relates.

               c) The Company, Selling Shareholder and the Agent agree that, unless all of the Shares to be offered are sold within ninety (90) days after the Effective Date (which period may be extended for an additional period not to exceed ninety (90) days by mutual agreement between the Company and the Agent), the agency between the Company and the Agent will terminate. If the agency between the Company and the Agent terminates, the full proceeds which have been paid for the Shares shall be returned to the purchasers. Prior to the sale of all of the Shares to be offered, all proceeds received from the sale of the Shares will be deposited in an escrow account entitled "Physical Spa & Fitness" with Bank Windsor, 740 Marquette Avenue, Minneapolis, Minnesota 55402.

               d) The Company, Selling Shareholder, the Agent and Bank Windsor will, prior to the beginning of the offering of the Shares, enter into a fund escrow agreement in form satisfactory to the parties. The parties mutually agree to faithfully perform their obligations under the fund escrow agreement. The Agent will promptly deliver the funds into the escrow account in accordance with Rule 15(c)2-4 of the Securities Exchange Act of 1934, as amended but in any event not to exceed five (5) business days after receipt of such funds.

               e) The Agent shall have the right to associate with other agents and dealers as it may determine and shall have the right to grant to such persons such concessions out of the commissions to be received by the Agent as the Agent may determine, under and pursuant to a Participating Dealer Agreement in the form filed as an exhibit to the Registration Statement.

               f) Subject to the sale of all of the Shares, the Company and Selling Shareholder agree to pay to the Agent an underwriting commission computed at the rate of $.40 (10% of the public offering price) for each of the Shares sold by the Agent at the public offering price of $4.00 per Share. This commission shall be payable in certified funds upon the release of the funds which have been deposited in the escrow account.

        4.     EXPENSES OF THE AGENT.

               a) Subject to the sale of all of the Shares (including those directed by Company) and subject to the provisions of paragraph 13.b) hereof, the Company shall reimburse the Agent for its expenses on a non-accountable basis in an amount of $_______________ and Selling Shareholder shall reimburse the agent for its expenses on a non-accountable basis in the amount of $_________. The Agent acknowledges that it has received $___________ cash of the non-accountable expense allowance. Subject to the provisions of paragraph 13(b) hereof, the remaining non-accountable expense allowance is due on the release of the funds in the escrow account to the Company.

               b) Except as stated in paragraph 13(b) of this Agreement, the Agent agrees that, out of its non-accountable expense allowance, the Agent will pay all costs incurred or to be incurred by the Agent or by its personnel in connection with the offering of the Shares, except those to be paid by the Company as described in paragraph 5 hereof. Notwithstanding the foregoing, in the event that Agent is not entitled to receive any non-accountable expense allowance, Company shall reimburse Agent for its accountable attorneys' fees, costs and expenses not to exceed $___________.

        5. EXPENSES OF THE COMPANY AND SELLING SHAREHOLDER. The Company and Selling Shareholder agree that each will pay its proportionate share of the following fees and expenses:

               a) All fees and expenses of its legal counsel who will be engaged to prepare certain information, documents and papers for filing with the Commission and with state or local securities authorities;

               b) All fees and expenses of its accountants incurred in connection with the offering of the Shares and the preparation of all documents and filings made as part of the offering;

               c)     All costs in issuing and delivering the Shares;

               d) All costs of printing and delivering to the Agent and dealers as many copies of the Registration Statement and amendments, preliminary Prospectus and definitive Prospectus as reasonably requested by the Agent;

               e) All of the Company's mailing, telephone, travel, clerical and other office costs incurred or to be incurred in connection with the offering of the Shares;

               f) All fees and costs which may be imposed by the Commission, the various state or local securities authorities and the NASD for review of the offering of the Shares;

               g) All other expenses incurred by the Company in performance of its obligations under this Agreement.

        6.     WARRANTS.

               a) Subject to the sale of all of the Shares, the Company agrees to sell to the Agent warrants to purchase common stock ("Warrants") for a purchase price of $.01 per Warrant entitling the Agent to purchase _____________ Shares of the Company's common stock. Each Warrant shall entitle the holder to purchase one share of the Company's common stock.

               b) The Warrants may not be exercised for a period of twelve (12) months following the Effective Date. However, if the Company plans to merge, reorganize or take any other action that would terminate the Warrants, the Warrants will be exercisable immediately prior to such action. The Company will provide the Agent with notice of any tender offer being made for the Company's shares as soon as practicable after the Company becomes aware of such tender offer. The Warrants will be exercisable for a period of four (4) years, such period to begin twelve
        (12) months after the Effective Date. If the Warrants are not exercised during their term, they will by their terms automatically expire. The purchase price of the shares underlying the Warrants will be $6.00 per share during the period that the Warrants are exercisable. The Company will set aside and at all times have available a sufficient number of shares of its common stock to be issued upon the exercise of the Warrants. The shares underlying the Warrants are hereinafter called "Warrant Shares" which term shall include all shares of common stock that have been issued upon the exercise of the Warrants and all unissued shares of common stock underlying the Warrants. The Warrants may not be sold, transferred, assigned or hypothecated for a period of twelve (12) months after the Effective Date except to officers of the Agent, except as a result of the death of any such officer and except to successors to the Agent's business.

               c) The Warrants will be evidenced by certificates issued by the Company and delivered to the Agent, which shall contain such terms and conditions as are required by the Agent, including anti-dilution provisions reasonably acceptable to the Agent relating to stock splits, stock dividends and other like matters. The Warrants shall provide the holder with a cashless exercise right on terms and conditions agreeable to Agent. Any transfer of the Warrants by the Agent to any person must be made in compliance with the Act.

               d) The Agent agrees that the Warrants and any certificates representing the Warrant Shares will bear the following legend:

                      "The securities represented by this Certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

               e) Upon written request of the holder(s) of at least twenty-five percent (25%) of the Warrant Shares, whether issued or not, made at any time within the period beginning one (1) year and ending five (5) years after the Effective Date, the Company will file, no more than once, a registration statement or Regulation A Registration Statement under the Act, registering or qualifying the Warrants and Warrant Shares. The Company will use its best efforts to qualify or register the Warrants and Warrant Shares for sale in at least the same states as the Shares were registered or qualified. The Company must file a registration statement if all Warrants and Warrant Shares cannot be sold under a Regulation A Registration Statement because of the limited exemption. If Warrants are registered or qualified, the Company agrees to take whatever actions are necessary so that during the next twelve (12) months after the Effective Date of such registration or qualification, a current registration statement or Regulation A Registration Statement relating to the Warrant Shares will be effective with the Commission. The Company agrees to use its best efforts to cause the registration statement or Regulation A Registration Statement to become effective. All expenses of such registration or qualification including, but not limited to, legal, accounting and printing fees, will be borne by the Company.

               f) The Company agrees that, if at any time within the period beginning one (1) year and ending six (6) years after the Effective Date, it should file a registration statement with the Commission pursuant to the Act or file a Regulation A Registration Statement under the Act, regardless of whether some of the holder(s) of the Warrants and Warrant Shares have availed itself (themselves) of the right provided in paragraph 6.e) above, the Company, at its own expense, will offer the holder(s) the opportunity to register or qualify the Warrant and Warrant Shares, limited in the case of a Regulation A offering to the amount of the available exemption. The Company's obligations pursuant to this paragraph 6.f) shall only be in effect if the holders of at least twenty-five percent (25%) of the Warrant Shares accept the Company's offer. This paragraph is not applicable to a registration statement filed by the Company with the Commission on Form S-14 or Form S-8, or any other inappropriate form.

               g) In addition, the Company will cooperate, within the period beginning one (1) year and ending five (5) years after the Effective Date, with the then holder(s) of at least twenty-five percent (25%) of the Warrant Shares in preparing and signing any registration statement or Regulation A Registration Statement, in addition to the registration statements and Regulation A Registration Statements discussed above, required in order to sell or transfer the Warrants or Warrant Shares and will supply all information required, but such additional registration statement or Registration Statement shall be at the then holder(s)' cost and expense.

               h) The Company will not be required to pay any underwriting commissions, discounts or similar expenses relating to the Warrants and/or Warrant Shares that are registered or qualified pursuant to paragraph 6.e), f) or g) of this Agreement.

        7. THREAT OF REGULATORY ACTION. The Company and the Agent agree to advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures which would impair or prevent the right to offer the Shares or the issuance of any "suspension orders" or other prohibitions preventing or impairing the proposed offering of the Shares. In the case of the happening of any such event, neither the Company nor the Agent will acquiesce in such steps, procedures or suspension orders if such acquiescence would adversely affect the other party and, in such event, each party agrees to actively defend any such actions or orders unless both parties agree in writing to acquiesce in such actions or orders or unless counsel for each party advises the parties that the probability of successfully defending against such actions or orders is remote.

        8. FURTHER AGREEMENTS OF THE COMPANY AND SELLING SHAREHOLDER. The Company and (where applicable) Selling Shareholder further agrees with the Agent as follows:

               a) The Company will advise the Agent as soon as the Company is advised of any comments by the Commission, of any request made by the Commission for an amendment to the Registration Statement or Prospectus or for supplemental information, and of any order or of the institution of any adverse proceedings with respect to the offering of the Shares. The Company will immediately deliver to the Agent copies of any papers involved.

               b) The Company will use its best efforts to qualify the sale of the Shares in such states as shall be reasonably designated by the Agent. The officers, directors, promoters and shareholders of the Company will comply with applicable state escrow requirements, including those pertaining to the escrow of shares, provided that the period of escrow shall not exceed two (2) years from the Effective Date and provided that the period of escrow shall only be based upon the passage of time.

               c) The Company will provide the Agent and its counsel with copies of all applications for the registration of Shares filed with the various state authorities and will provide the Agent and its counsel with copies of all comments and orders received from these authorities.

               d) The Company will deliver to the Agent and to other broker-dealers as directed by the Agent as many copies of preliminary Prospectus as the Agent may reasonably request during the period following the filing of Amendment No. 1 to the Registration Statement (unless the Registration Statement is not reviewed by the Commission, in which event such copies shall be made available by the Company as reasonably requested by the Agent) and the Effective Date. The Company will deliver to the Agent and to other broker-dealers as requested by the Agent as many copies of the definitive Prospectus as the Agent may reasonably request during the period of the offering and for ninety (90) days after the Effective Date.

               e) The Company will furnish the Agent for so long as the Company's common stock is registered under the Securities Exchange Act of 1934 and for so long as the Agent is a principal market-maker in such common stock with:

                      (i) Within ninety (90) days after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries, if any, on a consolidated basis, such report to include such information in such form as the Company shall be required to include in reports for that fiscal year to be filed with the Commission and such report to be certified by independent public accountants;

                      (ii) Within sixty (60) days after the end of each
               quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies in printable form of the financial statements of the Company and its subsidiaries, if any, on a consolidated basis, for that period and as of the end of that period, which financial statements shall include a narrative discussion of such financial statements and of the business conducted by the Company and its subsidiaries, if any, during such fiscal quarter and such information in such form as the Company shall be required to include in reports for that period to be filed with the Commission, all subject to year-end adjustment, signed by the principal financial or accounting officer of the Company;

                      (iii) As soon as is available, a copy of each report of
               the Company mailed to shareholders or filed with the Commission;

                      (iv) Copies of all news, press or public information
               releases when made;

                      (v) Upon request in writing from the Agent, such other
               information as may reasonably be requested concerning the properties, business and affairs of the Company and its subsidiaries, if any.

               f) The Company agrees to notify the Agent immediately within the 90-day period after the Effective Date of any event that materially affects the Company or its securities and that should be set forth in an amendment or supplement to the Prospectus in order to make the statements made therein not misleading. Similarly, the Company agrees to as soon as possible thereafter prepare and furnish to the Agent as many copies of the Agent may request of an amended Prospectus or a supplement to the Prospectus in order that the Prospectus as amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or that is necessary in order to make the statements made therein not misleading.

               g) The Company will file with the Commission the required reports on FORM SR ??? and will file with the appropriate state securities commissioners any sales and other reports required by the rules and regulations of such agencies and will supply copies to the Agent.

               h) Within thirty (30) days after successful termination of the offering of the Shares, the Company will make a filing under Section 12(g) of the Securities Exchange Act of 1934, as amended, on Form 8-A with respect to its common stock and will use its best efforts to cause it to become effective. The Company agrees to deliver a copy of the Form 8-A to the Agent and to its counsel when filed.

               i) Except with the Agent's approval, the Company agrees that the Company will not do the following until (i) the completion of the offering of the Shares, or (ii) the termination of this Agreement, or
        (iii) ninety (90) days after the Effective Date, whichever occurs later:

                      (1) Undertake or authorize any change in its capital
               structure or authorize, issue or permit any public or private offering of additional securities;

                      (2) Authorize, create, issue or sell any funded
               obligations, notes or other evidences of indebtedness, except in the ordinary course of business and within twelve (12) months of their creation;

                      (3) Consolidate or merge with or into any other
               corporation; or

                      (4) Crate any mortgage or any lien upon any of its
               properties or assets except in the ordinary course of its business.

               j) For so long as the Company's common stock is registered under the Securities Exchange Act of 1934, as amended, the Company will hold an annual meeting of shareholders for the election of directors within 180 days after the end of the Company's fiscal year, and within 180 days after the end of each of the Company's fiscal years, will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Securities Exchange Act of 1934, as amended, and shall be included in an annual report meeting the requirements of the Rule. Further, the Company agrees to make available to the Agent and the Company's shareholders in printable form within sixty (60) days after the end of each fiscal quarter of the Company (other than the last fiscal quarter in any fiscal year) reasonably itemized financial statements of the Company and its subsidiaries, if any, for the fiscal quarter just ended and a narrative discussion of such financial statements and the business conducted by the Company and its subsidiaries, if any, during such quarter.

               k) As soon as practical, but in any event not later than fifteen
        (15) months after the Effective Date, the Company will make generally available to its securities holders, according to Section 11(a) of the Act, an earnings statement of the Company in reasonable detail covering a period of at least twelve (12) months beginning after the Effective Date and will advise the Agent in writing that such statement has been made available.

               l) The Company agrees to have the Shares listed on NASDAQ on the first day of trading in the Shares. The Company and the Agent will agree upon the NASDAQ symbol to be used.

               m) Within thirty (30) days after the successful termination of the offering of the Shares, the Company agrees to submit information about the Company to be included in various securities manuals, including Moody's OVER-THE-COUNTER MANUAL and Standard & Poor's, STANDARD CORPORATION RECORDS to facilitate secondary trading in the Shares.

               n) The Company will qualify the Shares for secondary trading in California, ______________, ___________________, _____________________,
        ______________, _______________, _______________________, as soon as possible.

               o) The Company agrees to cause the stock certificates of all of the current shareholders of the Company and of any future officers or directors of the Company to be clearly legended as being restricted against transfer without compliance with the Act and to cause the Company's transfer agent to put stop transfer instructions against such stock certificates.

               p) Subject to the sale of all of the Shares, the Company agrees that for a period of five (5) years from the Effective Date, the Agent shall have a preferential right to purchase for its account or to sell for the account of the Company or its subsidiaries any securities with respect to which the Company or its subsidiaries may seek a public or private offering for cash. The Company will consult the Agent with regard to any such covered offering for cash and will offer the Agent the opportunity to purchase or sell any such securities on terms not less favorable to the Company or its subsidiaries than it or they can secure elsewhere. The Agent shall have fifteen (15) days in which to accept such offer. If the Agent rejects such offer, the Company shall be able to sell such securities on terms not less favorable than those offered to the Agent. If such securities are not sold within a period of 225 days, the Agent shall once again have the rights specified herein with respect to the sale or purchase of such securities.

               q) The officers and directors of the Company at the time of filing of the Company's Registration Statement and at the Effective Date of the Company's Registration Statement must be reasonably acceptable to the Agent.

               r) Neither the Company nor the Selling Shareholder has taken within the past year, or shall take for a period of six (6) months after the completion of the Offering, directly or indirectly, any action designed to, or that might in the future reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company.

        9.     COMPANY'S INDEMNIFICATION.

               a) The Company agrees to indemnify, defend and hold harmless the Agent from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal or other expenses) incurred by the Agent in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to the Agent, which the Agent may incur under the federal or state securities laws and regulations thereunder, state statutes or at common law or otherwise, but only to the extent that such losses, claims, damages, liabilities and expenses shall arise out of or be based upon a violation or alleged violation of the federal or state securities laws or regulations promulgated thereunder, a state statute or the common law resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any application or other papers filed with the various state securities authorities (hereinafter collectively called "Blue Sky Applications") or shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this indemnity agreement shall not apply to any such losses, claims, damages, liabilities or expenses arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements there in not misleading, provided, however, that this indemnity agreement shall not apply to any such losses, claims, damages, liabilities or expenses arising out of or based upon any such violation based upon a statement or omission made in reliance upon written information furnished for use in the Registration Statement or in a Blue Sky Application by the Agent.

               b) The foregoing indemnity of the Company in favor of the Agent shall not be deemed to protect the Agent against any liability to which the Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Agent's duties, or by reason of the Agent's reckless disregard of the Agent's obligations and duties under the Act or this Agreement.

               c) The Agent agrees to give the Company an opportunity to participate in the defense or preparation of the defense of any action brought against the Agent to enforce any such claim or liability and the Company shall have the right so to participate. The agreement of the Company under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Agent to the Company, by letter or telegram (addressed as provided in this Agreement), promptly after the receipt of written notice of such action against the Agent such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to Agent. Failure to notify the Company as herein provided shall not relieve it from any liability which it may have to the Agent other than on account of the indemnity agreement contained in this paragraph 9.

        10.           SELLING SHAREHOLDER'S INDEMNIFICATION.

               a) The Selling Shareholder agrees to indemnify, defend and hold harmless the Agent from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal or other expenses) incurred by the Agent in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to the Agent, which the Agent may incur under the federal or state securities laws and regulations thereunder, state statutes or at common law or otherwise, but only to the extent that such losses, claims, damages, liabilities and expenses shall arise out of or be based upon a violation or alleged violation of the federal or state securities laws or regulations promulgated thereunder, a state statute or the common law resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any application or other papers filed with the various state securities authorities (hereinafter collectively called "Blue Sky Applications") or shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this indemnity agreement shall not apply to any such losses, claims, damages, liabilities or expenses arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements there in not misleading, provided, however, that this indemnity agreement shall not apply to any such losses, claims, damages, liabilities or expenses arising out of or based upon any such violation based upon a statement or omission made in reliance upon written information furnished for use in the Registration Statement or in a Blue Sky Application by the Agent.

               b) The foregoing indemnity of the Selling Shareholder in favor of the Agent shall not be deemed to protect the Agent against any liability to which the Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Agent's duties, or by reason of the Agent's reckless disregard of the Agent's obligations and duties under the Act or this Agreement.

               c) The Agent agrees to give the Selling Shareholder an opportunity to participate in the defense or preparation of the defense of any action brought against the Agent to enforce any such claim or liability and the Selling Shareholder shall have the right so to participate. The agreement of the Selling Shareholder under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Agent to the Selling Shareholder, by letter or telegram (addressed as provided in this Agreement), promptly after the receipt of written notice of such action against the Agent such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to Agent. Failure to notify the Selling Shareholder as herein provided shall not relieve it from any liability which it may have to the Agent other than on account of the indemnity agreement contained in this paragraph 9.

        11.           AGENT'S INDEMNIFICATION.

               a) The Agent likewise agrees to indemnify, defend and hold harmless the Company against any and all losses, claims, damages, expenses and liabilities to which the Company may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Blue Sky Application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of written information furnished to the Company by the Agent for use in the preparation of the Registration Statement or in any Blue Sky Application.

               b) The Company agrees to give the Agent an opportunity to participate in the defense or preparation of the defense of any action brought against the Company to enforce any such claim or liability and the Agent shall have the right to so participate. The Agent's liability under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Company to the Agent by letter or telegram (addressed as provided for in this Agreement), promptly after the receipt by the Company of written notice of such action against the Company, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Company. Failure to notify the Agent as herein provided shall not relieve the Agent from any liability which the Agent may have to the Company other than on account of the indemnity agreement contained in this paragraph 10.

               c) The provisions of paragraphs 9 and 10 shall not in any way prejudice any right or rights which the Agent may have against the Company or the Company may have against the Agent under any statute, including the Act, at common law or otherwise.

               d) The indemnity agreements contained in paragraph 9 and 10 shall survive the termination of this Agreement and shall inure to the benefit of the Company, the Agent, their respective successors and the persons specified in paragraph 16 below, and their respective heirs, personal representatives and successors and shall be valid irrespective of any investigation made by or on behalf of the Agent or the Company.

        12. CONTRIBUTION. If the indemnification provided for in paragraphs 9, 10 and 11 is unavailable to or insufficient to hold harmless an indemnified party under paragraphs 9, 10 and 11 in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect no only (a) the relative benefits received by the Company on the one hand the Agent on the other from the offering of the Shares, but also (ii) the relative fault of the Company and the Agent in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses other than the non-accountable expense allowance payable by the Company to the Agent) received by the Company bear to the total underwriting commissions and expense allowance received by the Agent in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent and their parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this paragraph 11 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this paragraph 11 shall be deemed to include any legal or other expenses to which such indemnified party would be entitled if paragraphs 9 and 10 were applied. Notwithstanding the provisions of this paragraph 11, the Agent shall not be required to contribute any amount in excess of the amount by which the total price with the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission plus the Agent's proportionate share of such legal or other expenses; and any punitive or exemplary damages if the untrue or alleged untrue statement of a material fact relates to information supplied by or statements made by the Agent. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


        13. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE AGENT. All obligations of the Agent under this Agreement are subject to the following conditions precedent:

               a) Counsel for the Agent shall have completed a review of the form and content of the Registration Statement and Prospectus, of the organization and present legal status of the Company and of the legality and validity of the authorization and issuance of the issued and outstanding stock of the Company and of the Shares.

               b) The Company shall have performed all of its obligations under this Agreement. All of the statements, representations and warranties contained in this Agreement shall be complete and true.

               c) From the date of this Agreement until the completion of the offering, no material adverse changes shall have occurred in the business, properties and assets of the Company other than changes occurring in the ordinary course of business.

               d) From the date of this Agreement until the completion of the offering, no claims or litigation shall have been instituted or threatened against the Company for substantial amounts or which would materially adversely affect the Company, its business or its property and no reasonable basis exists for such claims or threats. Further, no proceeding shall have been instituted or threatened against the Company before any regulatory body wherein an unfavorable ruling would have a material adverse effect on the Company.

               e) From the date of this Agreement until the completion of the offering of the Shares, no material adverse change shall have occurred in the operation financial condition, management or credit of the Company or in any conditions affecting the prospects of its business.

               f) From the date of this Agreement until the completion of the offering, the Company shall not have sustained any loss on account of fire, flood, accident or calamity of such character as materially adversely affects its business or property, regardless of whether or not the loss has been insured.

               g) The Agent shall have received from the independent public accountants for the Company two letters addressed to the Agent, one dated the Effective Date and one dated the date of the release of the funds from the Escrow Account to the Company, to the effect that:

                      (i) With respect to the Company, they are independent
               public accountants within the meaning of the Act and the published rules and regulations.

                      (ii) In their opinion, the financial statements and
               supporting schedules and notes examined by them of the Company at all dates and for all periods referred to in their opinion included in the definitive Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations.

                      (iii) Upon the basis of a reading of the related available interim financial statements and the financial data and accounting records of the Company, inquiries of officers of the Company responsible for financial and accounting matters, a reading of the minute books of the Company and other specified procedures and inquiries satisfactory to the Agent, if any, nothing has come to their attention which causes them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five (5) days prior to the date of such letter (a) there has been any change in the capital shares or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor from that shown in its audited balance sheets or in the debt of the Company from that shown or contemplated under "Capitalization" in the Registration Statement or definitive Prospectus (other than as set forth in or contemplated by the Registration Statement or definitive Prospectus); (b) there have been any material decreases in net current assets or net assets as compared with amounts shown in the last audited balance sheet included in the definitive Prospectus (other than in the ordinary course of business), except in all instances the changes disclosed in or contemplated by the Registration Statement and definitive Prospectus; and (c) on the basis of their examinations referred to in their opinion, report and consent included in the Registration Statement and definitive Prospectus and the indicated procedures and discussions referred to above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that the financial statements and schedules set forth in the Registration Statement and definitive Prospectus do not present fairly the financial position and results of operations of the Company, for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis, and are not in all material respects a fair presentation of the information purported to be shown.

               h) On the date of the release of the funds in the Escrow Account to the Company, the Agent shall have received from the president or vice president of the Company and the treasurer of the Company certificates dated as of such date, in form satisfactory to the Agent to the effect that:

                      (i) The representations and warranties of the Company
               contained in paragraph 1 of this Agreement are complete and true.

                      (ii) All of the conditions precedent in paragraphs
               12.b)-12.f) of this Agreement have been performed and the representations of these conditions precedent are true.

                      (iii) No stop order or other proceedings have been
               instituted or threatened by the Commission or any state authority which would adversely affect the offering of the Shares.

                      (iv) This Agreement and the Warrants have been duly
               authorized and executed and constitute valid agreements of the Company, and with respect to the Warrants, are binding agreements and are enforceable according to their terms.

                      (v) The respective signers have each carefully examined
               the Registration Statement and definitive Prospectus and any amendments and supplements, and to the best of their knowledge, the Registration Statement and definitive Prospectus and any amendments and supplements contain all statements required to be stated therein. All statements contained there are true and correct. Neither the Registration Statement, definitive Prospectus or any amendment, supplement or sticker thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Since the Effective Date of the Registration Statement, there has occurred no event required to be stated therein or necessary to make the statements therein not misleading, and since the Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

               i) On the Effective Date and on the closing date, the Agent shall have received from the Company's legal counsel Blue Sky Memorandum setting forth the states in which the Shares may be sold and the number of Shares that may be sold in each such state.

               j) On the date the funds in the Escrow Account are released to the Company and Selling Shareholder's counsel, the Agent shall have received a written opinion from the Company and Selling Shareholder's counsel _____________ _________________________ stating that:

                      (i) The Company has filed a Registration Statement on Form
               SB-2 relating to the Shares with the Commission pursuant to the Act, the Registration Statement has become effective under the Act and the Registration Statement, Prospectus and all other documents filed with the Commission comply as to form with all requirements of the Act in all material respects (except for the financial statements and other financial data included therein, as to which counsel need express no opinion).

                      (ii) Counsel is unaware of any contracts or documents
               required to be described in the Registration Statement or in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

                      (iii) Counsel is unaware of any contracts or documents
               that have not been disclosed in the Prospectus that are material to the representations in the Prospectus and that would require disclosure in order to make statements made not misleading.

                      (iv) To the best knowledge of counsel and after reasonable investigation, the Company and the Selling Shareholder are not in default of any of the contracts, leases or agreements to which it is a party and the proposed offering of Shares will not cause the Company or the Selling Shareholder to become in default of any of its contracts, leases or agreements nor will it create a conflict between the Company or the Selling Shareholder and any of the contracting parties to the contracts, leases and other agreements.

                      (v) To the best knowledge of counsel and after reasonable
               investigation, and except as described in the Registration Statement, the Company has marketable title to all properties described in the Registration Statement as owned by it; the properties are free and clear of all liens, charges, encumbrances or restrictions; all of the leases, subleases and other agreements under which the Company holds its properties are in full force and effect; the Company is not in default under any of the material terms or provisions of any of the leases, subleases or other agreements; and there are no claims against the Company concerning its rights under the leases, subleases and other agreements and concerning its right to continued possession of its properties.

                      (vi) This Agreement and the Warrants issued to the Agent
               or its designates have been duly authorized and executed by the Company and the Selling Shareholder and constitute valid agreements of the Company and the Selling Shareholder except that no opinion need be expressed as to the validity of the indemnification provisions insofar as they are or may be held to be violative of public policy (under either state or federal law), the availability of specific performance or other equitable remedies, the effects of bankruptcy, insolvency, moratorium and all other similar laws and decisions affecting the rights of creditors generally and as to whether or not this Agreement may be an illusory contract.

                      (vii) To the best knowledge of counsel and after
               reasonable investigation, no claim or litigation has been instituted or threatened against the Company.

                      (viii) To the best knowledge of counsel and after
               reasonable investigation, no stop order or other proceedings have been instituted or threatened by the Commission or any state or local authority which would adversely affect the offering of the Shares.

                      (ix) To the best knowledge of counsel and after reasonable investigation, all documents and contracts relating to the Company's affairs have been furnished to the Agent's counsel.

                      (x) To the best knowledge of counsel and after reasonable
               investigation, the Company possesses adequate licenses, certificates, authorizations or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business as described in the Registration Statement and to retain possession of its properties. Counsel is unaware of any notice of any proceeding relating to the revocation or modification of any of these certificates or permits having been received by the Company.

                      (xi) To the best knowledge of counsel and after reasonable investigation, neither the Company nor its affiliates is currently offering any securities for sale except as described in the Registration Statement.

                      (xii) No preemptive rights exist with respect to the
               Company's securities.

                      (xiii) Counsel is unaware of any subsidiaries of the
               Company.

                      (xiv) Counsel has participated in the preparation of the
               Registration Statement, and Prospectus an no facts have come to the attention of such counsel to lead counsel to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                      (xv) The Company has an authorized capitalization of
               100,000,000 shares of common stock ($0.001 par value) and 10,000,000 shares of preferred stock ($0.001 par value). There are no outstanding options, warrants or other rights to purchase shares of the Company's common stock known to counsel other than as described in the Registration Statement.

                      (xvi) The Company has been incorporated and is a validly
               existing corporation under the laws of the State of Delaware and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Registration Statement. To the best of counsel's knowledge, information and belief, the Company is qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business activities requires such qualification except where failure to so qualify would not have a material adverse effect upon the business or financial condition of the Company.

                      (xvii) The Company's shares of common stock that are
               issued and outstanding are fully paid and non-assessable, and the Shares and Warrant Shares, when issued and paid for in accordance with their terms, will be fully paid and non-assessable. The Shares conform to the description thereof contained in the Registration Statement. The Company has authorized the issuance of the Shares, Warrants and Warrant Shares on the terms and conditions herein set forth. A sufficient number of common shares have been duly reserved for issuance upon exercise of the Warrants.

                      (xviii) The Selling Shareholder Agreement has been duly
               authorized, executed and delivered by the Selling Shareholder; this Agreement has been duly executed and delivered on behalf of the Selling Shareholder; the attorney-in-fact is valid and binding on the Selling Shareholder and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement by the Selling Shareholder, except as may be required under the Securities Act or as may be required under state or other securities or Blue Sky laws in connection with the sale and distribution of the Shares by the Underwriter.

                      (xix) The Selling Shareholder has full legal right, power
               and authority to sell, transfer and deliver the Shares being sold by the Selling Shareholder under this Agreement.

                      (xx) The delivery to the Underwriter of the certificates
               for the Shares to be sold by the Selling Shareholders shall transfer to those persons purchasing the same, good and marketable title to the Shares, free and clear of all liens, encumbrances, equities and claims.

                      (xxi) All transfer taxes payable with respect to the sale
               of the Shares by the Selling Shareholder have been paid.

        14.           TERMINATION.

               a) This Agreement may be terminated by the Agent by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Agent in writing.

               b) This Agreement may be terminated by the Agent by notice to the Company if the Agent believes, in its sole judgment, that any adverse changes have occurred in the financial condition or obligations of the Company or if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as, in the sole judgment of the Agent, may interfere materially with the conduct of the Company's business and operations regardless of whether or not such loss shall have been insured.

               c) This Agreement may be terminated by the Agent by notice to the Company at any time if, in the sole judgment of the Agent, payment for and delivery of the Shares is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the New York or American Stock Exchange, or trading in securities generally on either such Exchange shall have been suspended, or a general moratorium shall have been established by federal or state authorities; or (ii) a war or other national calamity shall have occurred; or (iii) substantial and material changes in the condition of the market (either generally or with reference to the sale of the Shares to be offered hereby) beyond normal fluctuations are such that it would be undesirable, impracticable or inadvisable in the sole judgment of the Agent to proceed with this Agreement or with the public offering; or (iv) of any matter materially adversely affecting the Company.

               d) In the event any action or proceeding shall be instituted or threatened against the Agent, either in any court of compete jurisdiction, before the Commission or any state securities commission concerning its activities as a broker or dealer that would prevent the Agent from acting as such, at any time prior to the Effective Date hereunder, or in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the Agent's assets or if the Agent makes an assignment for the benefit of creditors, the Company shall have the right on three (3) days written notice to the Agent to terminate this Agreement without any liability to the Agent of any kind except for the payment of expenses as provided in paragraphs 4.a) and 5 herein.

               e) Any termination of this Agreement pursuant to this paragraph 13 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that in such event (i) the Agent shall provide the Company with a statement of its accountable expenses, which shall include but are not limited to the Agent's counsel fees, consultants' fees, entertainment expenses, travel expenses, postage expenses, office costs, advertising costs, clerical costs, due diligence meeting expenses, duplication expenses, long distance telephone expenses and general and administrative expenses incurred in connection with the proposed offering; and (ii) if such accountable expenses are more than the amount of the non-accountable expense payments the Company has made to the Agent, the Agent shall bear such excess, or if such accountable expenses are less than the amount of the non-accountable expense payments the Agent has received from the Company, the Agent shall return the difference to the Company.

        15. FEE UPON OCCURRENCE OF CERTAIN EVENTS. If, after signing this Agreement and before the closing of the offering of the Shares, the Company agrees to a merger, consolidation or other business combination, or to any acquisition of its assets, or if the holders of at least fifty (50%) percent of the Company's outstanding common stock agree to sell or transfer their common stock, the Company will pay the hereinafter described fee to the Agent upon consummation of any such transaction if the offering of the Shares is thereafter abandoned by the Company or the Agent. If the Company and/or the Company's shareholders receive only cash in any such transaction, the fee that the Company will pay to the Agent is $_________ in cash which will be paid upon consummation of the transaction. In all other cases, the fee payable to the Agent by the Company will have a value of $________ but the actual form of such fee and the time of the payment thereof will be negotiated between the Company and the Agent.

        16. NOTICES. All notices shall be in writing and shall be delivered at or mailed to the following addresses or sent by telegram to the following addresses with written confirmation thereafter:

               To the Company:              Jill Bodnar, President
                                            Physical Spa & Fitness Inc.
                                            12/F - 15/F Lee Theatre Plaza
                                            99 Percival Street
                                            Causeway Bay, Hong Kong

               With Copy to:                Iwona J. Alami, Esq.
                                            Law Office of Iwona J. Alami
                                            120 Newport Center Drive, Suite 200
                                            Newport Beach, CA 92660

               To the Agent:                Kevin S. Miller, President
                                            Global Financial Group, Inc.
                                            100 Washington Ave. So., Suite 1319
                                            Minneapolis, MN 55401

               With Copy to:                Robert P. Abdo, Esq.
                                            Abdo & Abdo, P.A.
                                            710 Northstar West
                                            625 Marquette Avenue
                                            Minneapolis, MN 55402

        17. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent (including the participating dealers as provided in paragraphs 9 and 10) and their successors. Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement. However, the representations, warranties and indemnity and defense obligations of the Company included in this Agreement also inure to the benefit of any person who controls the Agent and participating dealers within the meaning of Section 15 of the Act and the representations, warranties, indemnities and defense obligations of the Agent and participating dealers inure to the benefit of each officer who signs the Registration Statement, each director of the Company and each person who controls the Company within the meaning of Section 15 of the Act.

        18.           MISCELLANEOUS PROVISIONS.

               a)     Time shall be of the essence of this Agreement.

               b) This Agreement shall be construed according to the laws of the State of Minnesota.

               c) The representations and warranties made in this Agreements shall survive the termination of this Agreement and shall continue in full force and effect regardless of any investigation made by the party relying upon any such representation or warranty.

               d) This Agreement is made solely for the benefit of the Company and its officers, directors and controlling persons within the meaning of Section 15 of the Act and of the Agent and its officers, directors and controlling persons within the meaning of Section 15 of the Act, and their respective successors, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" as used in this Agreement shall not include any purchaser, as such, of the Shares.

               e) The Agent will provide upon closing a list of all names and addresses of all participating dealers and shall provide the Company with such changes of the address or name of such participating dealers as occur and of which the Agent is notified. Further, the Agent shall use its best efforts to maintain the current name and address of all participating dealers during the term of this Agreement.

        If this Agreement correctly sets forth our understanding, please indicate your acceptance in the space provided below for that purpose.

                                    Very truly yours,

                                    Physical Spa & Fitness Inc.


                                    By____________________________
                                       Jill Bodnar, President


                                    Selling Shareholder:


                                    ----------------------------
                                    Robert Alvarez
Confirmed and accepted as of the date of this Agreement:

GLOBAL FINANCIAL GROUP, INC.


By______________________________
    Kevin S. Miller, President